SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas	77598
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

During the period from August 20, 2026 through September 11, 2026, KULR Technology Group, Inc. (“KULR” or the “Company”) sold an aggregate of approximately 764 bitcoin (“BTC”) through a series of open market transactions to unrelated purchasers at a weighted average sales price of approximately $76,633 per BTC, resulting in aggregate gross proceeds of approximately $58.6 million (collectively, the “Bitcoin Sales”). The Bitcoin Sales were completed on September 11, 2026 and were effected as part of the Company’s ongoing treasury management operations. The Bitcoin Sales represented all of the Company’s remaining BTC holdings, and as of the date of this report, the Company no longer holds BTC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 4, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved a grant of 200,000 time-based restricted stock units (“RSUs”) to Michael Kimel, the Company’s Chief Financial Officer, under the KULR Technology Group, Inc. 2025 Equity Incentive Plan (the “Plan”), with an effective date of September 10, 2026. Each RSU represents a contingent right to receive one share of the Company’s common stock upon vesting. The RSUs will vest in eight equal semi-annual installments, with the first installment vesting on December 6, 2026 and the remaining installments vesting every six months thereafter, for a total vesting period of four years, subject to Mr. Kimel’s continued service to the Company through each applicable vesting date.

The RSUs are subject to the terms and conditions of the Plan and the Company’s form of restricted stock unit award agreement. The foregoing description of the RSUs is qualified in its entirety by reference to the Plan and such form of award agreement, copies of which have been previously filed by the Company with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: September 11, 2026	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer